AGREEMENT CONCERNING ASSIGNMENT OF LEASES

         THIS AGREEMENT ("Agreement") is made for reference purposes only as of June 5, 1996, between PINNACLE SYSTEMS, INC., a California corporation ("Assignee"), and NETWORK COMPUTING DEVICES, INC., a California corporation ("Assignor").

                                   BACKGROUND

         A. Assignor, Assignee and D.R. Stephens & Company, a California limited partnership ("Lessor"), have entered into that certain Agreement to Assign and Modify Leases of even date herewith (the "Assignment") providing for the assignment to Assignee and modification of that (i) Standard Industrial/Commercial Single-Tenant Lease-Net (the "280A Lease") between Lessor and Assignor dated August 18, 1992 for approximately 53,300 square feet of premises located at 280(A) North Bernardo Avenue, Mountain View, California (the "280A Premises"), and (ii) Standard Industrial/Commercial Single-Tenant Lease-Net (the "280B Lease") between Lessor and Assignor dated August 18, 1992 for approximately 53,160 square feet of premises located at 280(B) North Bernardo Avenue, Mountain View, California (the "280B Premises"), each dated as of August 18, 1992. The 280A and 280B Leases are collectively referred to herein as the "Leases"; the 280A and 280B Premises are collectively referred to herein as the "Premises".

         B. Assignor and Assignee desire to enter into this Agreement to define their mutual rights and obligations with respect to the Assignment; in this regard, this Agreement is intended to supplement and expand upon the terms and conditions of the Assignment.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Assignor's Representations. On the Effective Date (as defined below), and again as of the closing date of the Assignment (as defined in Paragraph 3 of the Assignment, and hereafter referred to as the "Closing Date"), Assignor represents to Assignee that to the best of its current actual knowledge: (i) that the Leases are in full force and effect, and there exists under the Leases no "Breach" or "Default" by either Lessor or Assignor, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a Default or Breach; (ii) that the Premises, including all buildings located thereon (a) conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws") then in effect, and (b) are in good operating condition and repair and the electrical, mechanical, HVAC, plumbing, elevator and other systems serving the Premises are in good operating condition and repair; (iii) that there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Lessor or against Assignor or third parties which could, in the aggregate, adversely affect the Premises or any part thereof or the ability of Assignee to perform its obligations under the Leases or of Lessor to perform its obligations under the Leases; (iv) that there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof; (v) that Assignor has not received any notice from any insurance company of any defects or inadequacies in

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the Premises or any part thereof which could adversely  affect the  insurability of the Premises or the premiums for the insurance thereof; (vi) that, (a) no Hazardous Material is present on or about the Premises, or, except as otherwise set forth in that certain Phase 1 Environmental Site Assessment dated July 29, 1996, prepared by Secor International Incorporated for Assignor with respect to the premises located at 303 Ravendale Drive, Mountain View, California, adjacent to the Premises, or the soil, surface water or groundwater thereof, (b) no underground storage tanks or asbestos-containing building materials are present on the Premises, and (c) no action, proceeding, or claim is pending or threatened regarding the Premises concerning any hazardous material or pursuant to any environmental law. As used in this Agreement, "Hazardous Material" shall mean any material which is now or hereafter regulated by any governmental authority or which poses a hazard to the environment or human life.

         2. Early Entry of Premises. Save for the portion of the Premises ("Subleased Premises") identified in that certain sublease between Assignor and Assignee attached to the Agreement (the "Sublease"), on or before June 1, 1996, Assignor shall vacate and leave the Premises in good operating condition and repair, clean and free of debris and any personal property of Assignor, and provide Assignee, its agents, employees, contractors and consultants, with unrestricted, rent and operating expense free, access to the Premises, for the purpose of installing the tenant improvements described in Exhibit 1 to the Assignment. Except to the extent caused by any act, omission, negligence or wilful misconduct of Assignor or its employees or agents, Assignee shall protect, indemnify, defend, and hold harmless Assignor from and against any and all claims, demands, causes of action and liabilities arising out of or relating to Assignee's (or its employees', agents', contractors' or consultants') early entry upon the Premises pursuant to this Paragraph 2.

         3. Access to the Premises. In addition to the early entry rights set forth in Paragraph 2, Assignor shall allow Assignee, its agents, employees, contractors and consultants, reasonable access to the Premises to engage in such examinations and inspections of the Premises as Assignor may reasonably desire in connection with the Assignment. Except to the extent caused by any act, omission, negligence or wilful misconduct of Assignor or its employees or agents, Assignee shall protect, indemnify, defend, and hold harmless Assignor from and against any and all claims, demands, causes of action and liabilities arising out of or relating to Assignee's (or its employees', agents', contractors' or consultants') examinations or inspections of the Premises prior to the Closing Date.

         4. Proration of Utility and Other Charges. All utility charges, real estate taxes and any other periodic charges due under the Leases shall be prorated by Assignor and Assignee as of the Closing Date. If the prorations cannot be accurately calculated on the Closing Date, then they shall be calculated as soon thereafter as is feasible, and any sums owed shall bear interest at the rate of ten percent (10%) per annum or the highest amount allowed by law, whichever is less, if payment is not made by the responsible party within ten (10) days after its receipt of a bill for any amounts owed.

         5.       Indemnity.

                  A.  Assignor's   Indemnity.   In  amplification   and  not  in
restriction of Assignor's other indemnity obligations to Assignee (including, without limitation, Assignor's indemnity

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obligations under the Sublease),  Assignor shall indemnify, defend (with counsel reasonably acceptable to Assignee), protect and hold harmless Assignee and its officers, employees, shareholders, agents and assigns from and against all claims, demands, losses, costs (including attorney's fees and costs) or liabilities (i) under the Leases (including, without limitation, all liability due to the presence of Hazardous Materials on or about the Premises in any way caused by Assignor, its employees, agents or contractors), or as a consequence of Assignor's breach or default of the obligations on its part to be performed under the Leases, accruing on or before the Closing Date, (ii) arising from Assignor's use or occupancy of the Premises on or before the Closing Date, and
(iii) arising from the breach of any of Assignor's covenants or representations to Assignee under this Agreement or the Assignment, regardless of whether Assignee has waived any of the conditions set forth in Paragraph 2(b) or 2(e) of the Assignment. The foregoing provisions shall survive the expiration or termination of the Leases, this Agreement or the Assignment.

         B. Assignee's Indemnity. Assignee shall indemnify, defend (with counsel reasonably acceptable to Assignee), protect and hold harmless Assignor and its officers, employees, shareholders, agents and assigns from and against all claims, demands, causes of action, costs (including attorney's fees and costs) or liabilities (i) under the Leases (including, without limitation, all liability due to the presence of Hazardous Materials on or about the Premises caused by Assignee or any of its agents or employees) accruing at any time after the Closing Date, except as otherwise provided in the Sublease, or (ii) arising from the breach of any of Assignee's covenants or representations to Assignor under this Agreement or the Assignment. The foregoing provisions shall survive the expiration or termination of the Leases, this Agreement or the Assignment.

         6. Effective Date. This Agreement shall not be effective unless and until both Assignor and Assignee have executed this Agreement and each has received a fully executed original copy thereof. The date by which the foregoing shall have occurred is referred to herein as the "Effective Date".

         7. Miscellaneous. Should any provisions of this Agreement prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Agreement in which time of performance is a factor. The captions used in this Agreement are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. This Agreement shall apply to and bind the respective heirs, successors, executors, administrators and assigns of Assignor and Assignee. This Agreement shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Assignor or Assignee. When a party is required to do something by this Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Assignor shall not become or be deemed a partner nor a joint venturer with Assignee by reason of the provisions of this Agreement. No subsequent change or addition to this Agreement shall be binding unless in writing and signed by the parties hereto.

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         8. Interpretation. The parties hereto intend that the provisions of the
Assignment and this Agreement will not conflict, and that this Agreement and the Assignment shall be construed harmoniously so as to give effect to all of the terms, covenants and conditions of both documents. If there is any conflict between the terms and conditions of this Agreement and the Assignment, then as between Assignor and Assignee, the terms and conditions of this Agreement shall control.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

ASSIGNOR:                                    ASSIGNEE:
NETWORK COMPUTING DEVICES, INC.,             PINNACLE SYSTEMS, INC.,
a California corporation                     a California corporation

By:      /s/ Jack Bradley                    By:   /s/ Arthur Chadwick
   -----------------------------                -----------------------------
Printed                                      Printed
Name: Jack Bradley                           Name:  Arthur Chadwick
     ---------------------------                  ---------------------------
Its:     CFO                                 Its:     CFO
    ----------------------------                 ----------------------------


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